UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

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ERICKSON INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200 Portland, Oregon 97239
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 13, 2016, Erickson Incorporated (the “Company” or “Erickson”), EAC Acquisition Corporation, Udo Reider, former President and CEO of the Company, Hank Halter and Kenneth Lau, former members of the Company’s Board of Directors, Quinn Morgan, Gary Scott, James Welch and Meredith Siegfried Madden, current members of the Company’s Board of Directors, and ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., ZM EAC LLC, Centre Lane Partners, LLC and 10th Lane Finance Co., LLC., and Edward Montgomery, on behalf of himself as a stockholder of the Company, a class of minority stockholders of the Company and derivatively on behalf of the Company entered into a Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) in connection with the previously announced stockholder class and derivative action filed in the Court of Chancery of the State of Delaware (the “Court”). The Stipulation was entered into for the sole purpose of resolving contested claims and disputes, as well as avoiding the costs, risk and uncertainties inherent in litigation. The Stipulation does not contain any finding of fault or admission of wrongdoing or liability on the part of the Company or any of the other defendants in the litigation.

ZM EAC LLC beneficially owns approximately 33.6% of the Company’s outstanding capital stock. Q&U Investments LLC is the managing member of ZM Private Equity Fund I, L.P., ZM Private Equity Fund II, L.P., and 10th Lane Finance Co, LLC, entities that beneficially own approximately 20.9% of the Company outstanding capital stock. Quinn Morgan and Kenneth Lau are managing members of ZM EAC LLC and Q&U Investments.

The terms of the Stipulation (a) include the creation of a settlement fund in the amount of $18.5 million, a portion of which will be distributed to plaintiff’s counsel for attorneys’ fees and expenses, with 80% of the remaining funds to be distributed to the Class Members pursuant to the Plan of Allocation and 20% of the remaining funds to be distributed to the Company, and (b) require the Company to amend certain provisions of its Certificate of Incorporation with respect to certain change or control and related party transactions. In addition, under the terms of the Stipulation, the plaintiff and each stockholder of the Company shall be deemed to have released the defendants from any and all claims, including unknown claims, relating to the matters asserted or that could have been asserted in the litigation.

The portion of the Settlement Fund to be paid by the Company is expected to be covered by the Company’s existing D&O insurance policy and therefore, the Company does not expect any material impact on the Company’s financial condition.

The Stipulation is subject to and conditioned upon final approval by the Court, after public notice of the proposed settlement.

This summary of the Stipulation is not complete and is qualified in its entirety by reference to the Stipulation, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference. Capitalized terms not defined in this Form 8-K have the meanings ascribed to them in the Stipulation.

This current report on Form 8-K contains certain statements that may constitute ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those reflected in any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Stipulation and Agreement of Compromise, Settlement and Release Among Plaintiff and Defendants, effective June 13, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 17, 2016	Erickson Incorporated

		By:	/s/ Nichole Tennyson
Nichole Tennyson
Interim Corporate Secretary